
 <ARTICLE>                  5

 <PERIOD-TYPE>                                        9-MOS
 <FISCAL-YEAR-END>                                    MAR-31-1998
 <PERIOD-END>                                         DEC-31-1997
 <CASH>                                               156,413
 <SECURITIES>                                         288,358
 <RECEIVABLES>                                        109,968<F1>
 <ALLOWANCES>                                         000
 <INVENTORY>                                          000
 <CURRENT-ASSETS>                                     000
 <PP&E>                                               15,484,934
 <DEPRECIATION>                                       000
 <TOTAL-ASSETS>                                       38,453,939<F2>
 <CURRENT-LIABILITIES>                                000
 <BONDS>                                              000
 <PREFERRED-MANDATORY>                                000
 <PREFERRED>                                          000
 <COMMON>                                             000
 <OTHER-SE>                                           25,041,465
 <TOTAL-LIABILITY-AND-EQUITY>                         38,453,939<F3>
 <SALES>                                              000
 <TOTAL-REVENUES>                                     2,094,065<F4>
 <CGS>                                                000
 <TOTAL-COSTS>                                        000
 <OTHER-EXPENSES>                                     3,587,556<F5>
 <LOSS-PROVISION>                                     000
 <INTEREST-EXPENSE>                                   677,102
 <INCOME-PRETAX>                                      000
 <INCOME-TAX>                                         000
 <INCOME-CONTINUING>                                  000
 <DISCONTINUED>                                       000
 <EXTRAORDINARY>                                      1,868,051
 <CHANGES>                                            000
 <NET-INCOME>                                         (2,305,628)<F6>
 <EPS-PRIMARY>                                        (22.83)
 <EPS-DILUTED>                                        000

 <F1>Included in receivables: Accounts receivable $105,700 and Interest receivable $4,268.
 <F2>Included in total assets: Prepaid expenses $22,035, Tenant security deposits
$67,861, Other assets $267,888, Investments in Local Limited Partnerships $21,449,235, Replacement reserves $166,567, Deferred acquisition fees escrow $225,000 and Deferred expenses, net $215,680. <F3>Included in Total Liabilities and Equity: Accounts payable to affiliates $1,494,772, Accounts payable and accrued expenses $710,205, Interest payable $283,261, Notes payable, affiliate $514,968, Security deposits payable $69,279, Due to affiliate $323,046, Deferred acquisition fees payable $225,000, General partner advances $200,000, Mortgage notes payable $8,677,248 and Minority interest in Local Limited Partnerships $914,695. <F4>Total revenue includes: Rental $1,868,953, Investment $31,451 and Other $193,661. <F5>Included in Other Expenses: Asset management fees $327,285, General and Administrative $380,417, Bad debt $754,636, Property management fees $131,987, Rental operations, exclusive of depreciation $1,263,861, Depreciation $596,022 and Amortization $133,348. <F6>Net loss reflects: equity in losses of Local Limited Partnerships of $2,130,935, loss on liquidation of interests in Local Limited Partnerships of $18,251, gain on transfer and liquidation of real
estate  of  $1,868,051  and  minority   interest  in  losses  of  Local  Limited
Partnerships $146,100.

